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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated January 24, 2000, except as to Note 4, as to which the date is February 25, 2000, with respect to the financial statements of innoVentry Corp. for the year ended December 31, 1999 included in the Annual Report on Form 10-K/A of Cash America International, Inc. for the year ended December 31, 1999.


ERNST & YOUNG LLP




San Francisco, California
July 7, 2000